Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-280302) and related Prospectus of Freightos Limited, and

(2)	Registration Statement (Form S-8 No. 333-270303) pertaining to the Freightos Limited 2022 Long-Term Incentive Plan and Tradeos Ltd. 2012 Global Incentive Option Plan of Freightos Limited;

of our report dated March 24, 2025, with respect to the consolidated financial statements of Freightos Limited included in this Annual Report (Form 20-F) of Freightos Limited for the year ended December 31, 2024.

/s/ KOST FORER GAABAY & KASIERER
A Member of EY Global

Tel-Aviv, Israel
March 24, 2025